CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Rising Dividend Growth Fund, a series of shares of Dividend Growth Trust and to the use of our report dated November 29, 2010 on the Fund’s financial statements and financial highlights. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
January 27, 2011